Exhibit 99.1

BJ’s Restaurants, Inc. to Present at the 7th Annual Cowen Consumer Conference; Provides Business Update

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--January 8, 2009--BJ's Restaurants, Inc. (NASDAQ: BJRI) will be presenting at the 7th Annual Cowen and Company Consumer Conference in New York City on Monday, January 12, 2009 at 9:30 am (Eastern). The presentation will be broadcast live over the internet. Interested parties may listen to the presentation at the Company's website located at http://www.bjsrestaurants.com. The presentation can be accessed by clicking on the "Investors" link from the Company's home page followed by the "Presentation" link. An archive of the presentation will be available following the live presentation for 30 days.

The Company also reported preliminary, unaudited revenues for the fourth quarter of fiscal 2008 that ended on Tuesday, December 30, 2008. When compared to the same quarter of fiscal 2007 that ended on Tuesday, January 1, 2007, revenues for the fourth quarter increased approximately 16.5% to $99.3 million compared to $85.2 million for the same quarter last year. Comparable restaurant sales decreased approximately 0.7% during the fourth quarter, compared to an increase of 4.9% achieved during the same quarter last year.

For the full fiscal year of 2008, revenues increased approximately 18% to $374.1 million compared to $316.1 million for fiscal 2007. Comparable restaurant sales decreased approximately 0.3% during fiscal 2008, compared to an increase of 6.2% achieved during fiscal 2007. As in prior years, final results for the fourth quarter of fiscal 2008 are currently expected to be released in mid-February 2009 after the completion of the Company’s annual independent audit.

“After considering the slowing national economy and our significant presence in California, Arizona and Florida, where 42 of our 59 comparable restaurants for the fourth quarter of fiscal 2008 were located, we believe that BJ’s ability to retain over 99% of our comparable sales volumes during both the fourth quarter and the full year of 2008 is a strong testimonial to the continuing popularity, relevancy and value of the BJ’s restaurant concept, coupled with our ability to correctly and consistently execute,” commented Jerry Deitchle, Chairman and CEO. “Our restaurant operators, brewers and infrastructure support team did an outstanding job of advancing BJ’s business during 2008 despite the difficult operating environment.

“We remain very confident in BJ’s ability to continue to increase its market share in the estimated $90 billion casual dining segment of the restaurant industry,” said Deitchle. “BJ’s current estimated share of the casual dining market, in terms of sales, is less than one-half of one percent. Compared to many of the thousands of mature, ‘mass market’ casual dining chain restaurants in the segment, we believe the BJ’s concept has stronger levels of quality, differentiation, energy, relevance and approachability at about the same average guest check. We will continue to leverage these competitive advantages as we execute our national expansion plan.”

The Company has completed its 2009 business and operational plan. After carefully considering the current recessionary cycle of the national economy and the general slowdown in new retail project development, the Company currently expects to open 9 to 11 new restaurants during 2009. As of this date, the Company currently plans to open as many as two restaurants during the first quarter of 2009; none during the second quarter; as many as four to five restaurants during the third quarter; and as many as three to four restaurants during the fourth quarter. The actual number and timing of new restaurant openings is subject to a number of factors outside of the Company’s control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities. Coupled with the carryover impact of partial-year 2008 openings, the Company’s total restaurant operating weeks during 2009 are expected to increase approximately 15% to 16%.

“After carefully evaluating all potential locations in our existing markets that are both currently available and have the desired demographics and co-tenancies that we require, we believe that our planned 2009 openings represent an appropriate rate of targeted capacity growth that can be executed in a high quality manner in this operating environment,” said Deitchle. “Our new restaurant development strategy continues to focus on AAA-quality locations in mature, densely populated trade areas with premier co-tenants that create maximum synergy in terms of consumer traffic and energy. We will maintain this discipline in our expansion plan and avoid the pitfalls of growing just for the sake of growth.” The Company currently expects to finance its 2009 expansion plan, along with other planned capital expenditures for the year, with internally generated cash flow from existing operations and committed landlord construction contributions. “Our goal is to preserve as much of our investment balances on hand and our borrowing capacity as we can for potential future deployment when the recessionary cycle begins to abate,” said Deitchle.

The Company currently estimates the total cost of its food commodity “basket” to increase approximately 3% during 2009, which is slightly lower than previous estimates. This current estimate is based on negotiations with suppliers that have been completed to date, coupled with current and expected market conditions for certain fresh and other commodity items that the Company is either unable to, or has currently elected not to contract for longer periods of time. “BJ’s competitive strategy has always been focused on providing a higher quality, more contemporary ‘casual-plus’ dining experience at about the same average guest check of many of our ‘mass market’ competitors,” said Deitchle. “To the extent that our costs for key inputs such as food commodities continue to be lower than expected, we will be able to better protect our ‘value concept’ positioning with consumers and thereby keep our expected menu price increases as small as we can.” The Company’s commodity costs and availabilities are subject to a number of factors outside of the Company’s control and can experience periods of significant volatility, whether contracted for or not. Investors are referred to the full discussion of risks and uncertainties associated with the Company’s commodities as disclosed in its periodic filings with the Securities and Exchange Commission.

The Company also anticipates recording pre-tax charges totaling approximately $2.1 million during the fourth quarter of 2008. These charges principally relate to accrued compensation and related benefits resulting from the December 2008 departure of the Company’s two co-founders and estimated costs to settle two California employment practices lawsuits that have been outstanding since 2004 and 2005.

BJ's Restaurants, Inc. currently owns and operates 82 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (44), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 44 of our current 82 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, (714) 500-2400